As filed with the Securities & Exchange Commission on March 22, 1994
                                                    Registration No. __________

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------


                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                               -----------------------

                                      FORM S-8
                               REGISTRATION STATEMENT
                                        Under
                             THE SECURITIES ACT OF 1933

                               -----------------------

                           INTERNATIONAL DAIRY QUEEN, INC.
                 (Exact name of issuer as specified in its charter)

             Delaware                                   41-0852869
 (State or other jurisdiction              (I.R.S. Employer Identification No.)
 of incorporation or organization)

                               -----------------------

                                7505 Metro Boulevard
                               Edina, Minnesota 55439
                      (Address of principal executive offices)

                               -----------------------

                           International Dairy Queen, Inc.
                         Incentive Stock Option Plan of 1993
                              (Full title of the Plan)

                                 Michael P. Sullivan
                                7505 Metro Boulevard
                               Edina, Minnesota 55439
                       (Name and address of agent for service)

                                   (612) 830-0200
            (Telephone number, including area code, of agent for service)

                               -----------------------

           Approximate date of proposed commencement of sales pursuant to the Plan: from time to after this Registration Statement becomes effective.

                           CALCULATION OF REGISTRATION FEE


- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
                                     Proposed        Proposed
Title of                             maximum         maximum
securities           Amount          offering        aggregate       Amount of
to be                to be           price           offering        registration
registered           registered      per share (1)   price (1)       fee (1)
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
Class A
Common Stock,        600,000         $17.75          $10,650,000     $3,672.42
$.01 par value       shares
per share
- ---------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of Regulation C, based upon a price of $17.75, which represents the average of the high and low sales reported for such stock in the NASDAQ National Market System for March 16, 1994.


                       INCORPORATION OF DOCUMENTS BY REFERENCE

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended ("1934 Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission ("Commission"). The following documents, which have been filed by the Company with the Commission pursuant to the 1934 Act (File No. 0-6116) are incorporated by reference in this Registration Statement:

          (a) The Company's Annual Report on Form 10-K for the year ended November 30, 1993.

          (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10 dated March 30, 1972, and the Company's Annual Report on Form 10-K for the year ended November 30, 1986.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

                      INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware Corporation Law provides that a Delaware corporation has the power to indemnify any person, including a director or officer, of the corporation, made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements, and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative or investigative proceeding, including one by or in the right of the corporation. Section 145 contains detailed terms regarding such indemnification and reference is made thereto for a complete statement of such indemnification powers and rights. Article XII of the Company's Articles of Incorporation eliminates certain personal liabilities of the directors of the Company for monetary damages for certain breaches of directors' fiduciary duties. Article XII has no effect on a director's liability for (1) breach of the director's duty of loyalty; (2) misconduct for known violations of law; and (3) approval of any transactions from which the director derives an improper personal benefit.

     Under Article XVI of the Incentive Stock Option Plan of 1993, the Company will indemnify each member of the Board of Directors or the Company's Stock Option Committee for actions taken in connection with the Plan, to the extent permitted by law.

                                      EXHIBITS

 4.1      Restated Certificate of Incorporation*, as amended

 5        Opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A.

23.1      Consent of Ernst & Young

23.2 Consent of Gray, Plant, Mooty, Mooty & Bennett, P.A. (Exhibit 5 to this Registration Statement).

25.1      Power of Attorney (included on page 4 of this Registration Statement)

- ---------------
* Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1991.

                                    UNDERTAKINGS

     A.   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant as discussed above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on March 21, 1994.


                                          INTERNATIONAL DAIRY QUEEN, INC.

                                          By /s/ Michael P. Sullivan
                                             ------------------------------
                                             Michael P. Sullivan, President



                                  POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael P. Sullivan and Charles W. Mooty, and each or any one of them, his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                     Title                           Date


/s/ Michael P. Sullivan      President and Chief             March 21, 1994
- --------------------------   Executive Officer
Michael P. Sullivan          (Principal Executive
                             Officer) and a Director


/s/ Charles W. Mooty         Chief Financial Officer,        March 21, 1994
- --------------------------   Vice President and
Charles W. Mooty             Treasurer (Principal
                             Financial Officer)


/s/ David M. Bond            Secretary, Assistant Treasurer  March 21, 1994
- --------------------------   and Controller) Principal
David M. Bond                Accounting Officer)

- --------------------------   Director
Ernest F. Dorn


/s/ Richard I. Giertsen      Director                        March 21, 1994
- --------------------------
Richard I. Giertsen


/s/ Frank L. Heit            Director                        March 21, 1994
- --------------------------
Frank L. Heit


- --------------------------   Director
Rudy Luther


/s/ Raymond Mithun           Director                        March 21, 1994
- --------------------------
Raymond Mithun


/s/ Jane N. Mooty            Director                        March 21, 1994
- --------------------------
Jane N. Mooty


/s/ John W. Mooty            Director                        March 21, 1994
- --------------------------
John W. Mooty


- --------------------------   Director
Raymond C. Schweigert

                                  INDEX TO EXHIBITS


                                                                      Page
                                                                      ----

 4.1      Restated Certificate of Incorporation, as amended*          --

 5        Opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A.         7

23.1      Consent of Ernst & Young                                     8

23.2      Consent of Gray, Plant, Mooty, Mooty & Bennett, P.A.
          (Exhibit 5 to this Registration Statement)                  --

25.1      Power of Attorney (included on page 4 of this
                   Registration Statement)                            --
- ---------------

* Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1991.

                                                                      EXHIBIT 5






                                          DIRECT DIAL  343-2800


                                          March 22, 1994


International Dairy Queen, Inc.
7505 Metro Boulevard
Edina, MN  55439

     Re:  Stock Option Plan of 1993
          Registration Statement on Form S-8

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration, pursuant to the Securities Act of 1933, as amended ("Act"), of 600,000 Shares ("Shares") of the Class A Common Stock, par value $.01 per share ("Common Stock"), of International Dairy Queen, Inc. ("Company"), which may be issued upon the exercise of options granted under the Company's Stock Option Plan of 1993 ("Plan"). We have examined such documents, certificates, and records as we considered necessary for the purposes of this opinion.

     Based upon the foregoing, we are of the opinion that upon the issuance and delivery of the Shares in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable shares of the Company's Common Stock.

     We understand that this opinion is to be used in connection with the Registration Statement and hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.


                                          Yours sincerely,

                                          GRAY, PLANT, MOOTY,
                                             MOOTY & BENNETT, P.A.

                                                                   EXHIBIT 23.1



                   CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Incentive Stock Option Plan of 1993 of International Dairy Queen, Inc. of our reports (a) dated January 11, 1994, with respect to the consolidated financial statements of International Dairy Queen, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended November 30, 1993, and (b) dated February 21, 1994, with respect to the financial statement schedule included in its Annual Report (Form 10-K) for the year ended November 30, 1993, both filed with the Securities and Exchange Commission.


Minneapolis, Minnesota
March 22, 1994